No. 00325 SHARES

GUARDIANS OF GOLD INC.

[illegible]

THIS IS TO CERTIFY THAT

CUSIP NO. [illegible]

ISIN [illegible]

SPECIMEN

is the registered holder of

fully paid up and non-assessable common shares [illegible]

GUARDIANS OF GOLD INC.

transferable only on the books of the Corporation by such registered holder or by attorney duly authorized upon surrender of this certificate properly endorsed.

This certificate shall not become valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the said Corporation has caused this certificate to be signed by its duly authorized officers.

Dated:

Countersigned and Registered
[illegible]
[illegible]

By ______________ Authorized Officer

President

Secretary

[illegible]